For immediate release

ENABLE IPC’S SUBSIDIARY SOLRAYO AWARDED MAJOR CLEAN ENERGY GRANT FROM STATE OF WISCONSIN

$250,000 Grant to Help Commercialize Enable IPC’s Energy Efficient Technologies

VALENCIA, Calif. – Oct. 1, 2008 – Enable IPC Corp. (OTC BB: EIPC.OB), a leading company for turning technologies into products and successfully bringing them to market, today announced that its efficient energy-focused subsidiary SolRayo LLC has been awarded a $250,000 clean energy grant by Wisconsin Gov. Jim Doyle.   SolRayo received the grant as part of a $7.3 million distribution of state grants and loans for clean energy projects that the Governor announced in conjunction with his Clean Energy Wisconsin program, to be distributed by the Wisconsin Energy Independence Fund (WEIF).

“We are extremely proud to be recognized by Governor Doyle and the state of Wisconsin to assist with the critical goal of developing reliable clean energy technologies,” said David Walker, CEO, Enable IPC.  “This grant provides Enable IPC and SolRayo yet another substantial validation of our ultracapacitor technology’s commercial potential.  We will be able to introduce cutting edge nanotechnology-based ultracapacitor components via our Wisconsin office, in conjunction with the brilliant researchers who know the technology best.”

Enable IPC’s subsidiary SolRayo was one of only eight Madison-area companies chosen to receive the grants.  The nanotechnology company was chosen based on the merits of the technology, as well as the health of its business plan.  The funds will be used to defray development costs and to support further research and development leading to the commercialization of new clean energy technologies.

“From manufacturing wind turbines and solar panels to retro-fitting fuel pumps and exploring the latest clean technologies, our future lies in seizing green opportunities that will create good jobs for our citizens and add billions of dollars to our economy,” Gov. Doyle said.  “We have awarded more than $7 million in grants and loans to companies that are committed to expanding Wisconsin’s clean energy industry.”

The WEIF was established for research and development, and commercialization or adoption of new technologies.  The new grants will seek to leverage $44.2 million in investments and create new jobs for Wisconsin families on farms, in forests, in research labs and for manufacturers.

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About Enable IPC

Enable IPC (OTC BB: EIPC.OB) provides efficient, streamlined strategies for turning technologies into products and bringing them to market.  Though not limited to nanotechnology or the energy industries, Enable IPC’s growing portfolio currently includes the exclusive rights to two break-through energy technologies. The company seeks to turn technologies into products and is a transparent, fair turnkey partner for sub-licensing and joint development with other companies.  For more information, please visit www.enableipc.com.

Forward-Looking Statements

This release contains forward-looking statements, such as "believes", "expected", “targeted” and similar terminology, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties which could cause actual results that the Company achieves to differ materially from any of the forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the following: the timely development and market acceptance of products and technologies, the ability to secure additional sources of financing, the difficulties in forecasting results from development efforts, difficulties in accurately estimating market growth, the impact of changing economic conditions, business conditions in the microbattery industry and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings.  The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor relations for Enable IPC Corp.:

Rich Kaiser

(800) 631-8127

ir@enableipc.com

Press contacts for Enable IPC Corp.:

Jason Wonacott / Jessica Busch

Wonacott Communications, LLC

(310) 477-2871

jwonacott@wonacottpr.com / jbusch@wonacottpr.com